Pricing Supplement No. 5                             Filing Under Rule 424(b)(3)
Dated: May 1, 1998                                    Registration No. 333-39085

(To  Prospectus,   dated  November  19,  1997,  as  supplemented  by  Prospectus
Supplement, dated November 19, 1997)

                                   $95,000,000
                            Indiana Gas Company, Inc.
                           Medium-Term Notes, Series F

  Principal Amount:         $10,000,000      Redeemable:        Yes      No  X
                                                                    ----    ---
  Original Issue Date:      May 4, 1998      Initial Redemption Date:       N/A
  Interest Rate:            6.36%            Redemption Limitation Date:    N/A
  Overdue Interest Rate:    N/A              Initial Redemption Price:      N/A
  Stated Maturity Date:     May 1, 2028      Reduction Percentage:          N/A
  Issue Price:              100%             Regular Record Dates:          N/A
  Agents' Commission:       .625%            Form:
  Proceeds to Company:      99.375%             Book Entry (DTC)              X
  Interest Payment Dates:   A/S                 Certificated

             Repayable at the Option of the Holder:   Yes     X     No
             Optional Repayment Dates:                May 1, 2010
             Price to be Repaid:                      100%
             Estate Redemption Option: Yes            No     X


Additional terms:   The  procedures by which a holder can exercise the repayment option are as stated in the Prospectus Supplement referred to above.

         Prior to the date of this Pricing Supplement, the Company has sold $65,000,000 aggregate principal amount of the Medium-Term Notes, Series F.

         N/A as used herein means "Not Applicable." A/S as used herein means "As stated in the Prospectus Supplement referred to above."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT OR THE PROSPECTUS OR THE PROSPECTUS SUPPLEMENT TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            A.G. Edwards & Sons, Inc.